ARMOUR RESIDENTIAL REIT, INC.
ANNOUNCES INCREASE IN COMMON STOCK REPURCHASE PROGRAM TO
9,000,000 SHARES; COMPANY AND INSIDERS BOUGHT 348,000 SHARES

VERO BEACH, Florida – June 4, 2019 – ARMOUR Residential REIT, Inc. (NYSE: ARR, ARR PrA and ARR PrB) (“ARMOUR” or the “Company”) today announced that its board of directors has authorized an increase to its existing stock repurchase program of up to an aggregate of 9,000,000 shares of the Company’s outstanding common stock, par value $0.001 per share. The Company’s previous 9,000,000 repurchase authorization was established in July 2015. Under that authorization, the Company has repurchased approximately 7,376,000 shares of common stock, including open market purchases of 250,000 shares since May 30, 2019.

Under the stock repurchase program, the shares may be repurchased from time to time in open market transactions at prevailing market prices, in privately negotiated transactions, pursuant to a trading plan separately adopted in the future, or by other means, in accordance with federal securities laws. The actual timing, number and value of shares repurchased under the stock repurchase program will be determined by management at its discretion and will depend on a number of factors, including, but not limited to, the market price of ARMOUR’s stock, general market and economic conditions, and applicable legal requirements.

Separately, certain officers and directors of the Company and ARMOUR Capital Management LP, the Company’s external manager, have made the following open market purchases of the Company’s outstanding common stock, which have been reported on Forms 4 filed with Securities and Exchange Commission (“SEC”):

Purchaser	Purchase Date	Shares Purchased
ARMOUR Capital Management LP	May 22, 2019	80,000
James Mountain	May 15, 2019	3,000
Daniel Staton	May 9, 2019	5,000
Jeffrey Zimmer	April 26, 2019	5,000
Scott Ulm	April 26, 2019	5,000
Certain Tax Matters
ARMOUR has elected to be taxed as a real estate investment trust (“REIT”) for U.S. Federal income tax purposes. In order to maintain this tax status, ARMOUR is required to timely distribute substantially all of its ordinary REIT taxable income. Dividends paid in excess of current tax earnings and profits for the year will generally not be taxable to common stockholders.
About ARMOUR Residential REIT, Inc.
ARMOUR invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate residential mortgage-backed securities issued or guaranteed by U.S. Government-sponsored enterprises (“GSEs”), or guaranteed by the Government National Mortgage Association. In addition, ARMOUR invests in other securities backed by residential mortgages for which the payment of principal and interest is not guaranteed by a GSE or government agency. ARMOUR is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the SEC.

- MORE -

ARMOUR Residential REIT, Inc. Announces Increase in Common Stock Repurchase Program to 9,000,000 Shares; Company and Insiders Bought 348,000 Shares

June 4, 2019

Safe Harbor
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. The Company disclaims any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.
Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional information regarding the Company at the SEC’s internet site at www.sec.gov, or the Company website at www.armourreit.com, or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

Investor Contact:
James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340

- END -